POWER OF ATTORNEY AND CONFIRMING STATEMENT KNOW ALL PERSONS BY THESE PRESENTS, that Theodore R. Bigman, whose signature appears below, designates, appoints, and constitutes, and hereby confirms the designation, appointment and constitution of, each of Carey S. Roberts, Kevin Bohl, Kenneth Hagan, Jessica Stricklin and Jose Torres as the undersigned’s true and lawful attorney-in-fact and agent, with full power of substitution, for the undersigned and in the undersigned’s name, place and stead, in any and all capacities, for the sole and limited purpose to execute and file on the undersigned’s behalf all Form ID Applications and Forms 3, 4 and 5 (including any amendments thereto) that the undersigned may be required to file with the U.S. Securities and Exchange Commission and the New York Stock Exchange as a result of the undersigned’s direct or indirect ownership of, or transactions in, securities of Ventas, Inc. and its subsidiary companies. The undersigned hereby further grants unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done to effectuate said execution and filing, fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent or his or her substitute or substitutes may lawfully do or cause to be done by virtue of the power and authority granted hereunder to each attorney-in-fact. The authority of Carey S. Roberts, Kevin Bohl, Kenneth Hagan, Jessica Stricklin and Jose Torres under this Power of Attorney and Confirming Statement shall continue until the undersigned is no longer required to file Forms 3, 4 and 5 with regard to the undersigned’s direct or indirect ownership of or transactions in securities of Ventas, Inc. and its subsidiary companies unless earlier revoked in writing. The undersigned acknowledges that Carey S. Roberts, Kevin Bohl, Kenneth Hagan, Jessica Stricklin and Jose Torres are not assuming any of the undersigned’s responsibilities to comply with Section 16 of the Securities Exchange Act of 1934, as amended. Date: March 17, 2025 /s/ Theodore R. Bigman THEODORE R. BIGMAN